Illinois Tool Works Inc.	Frank S. Patak
Corporate Headquarters	Vice Chairman

3600 West Lake Avenue
Glenview, Illinois 60026-1215
Telephone 847.724.7500
Direct Dial 847.657.4051
Facsimile 847.657.4392
[ITW logo]

February 11, 2005

Board of Directors
General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois 60606

Ladies and Gentlemen:

In view of the other interests that I intend to pursue, I feel that I should make arrangements to step down as a director of General Growth Properties, Inc. Accordingly, I hereby submit my resignation as a director, effective April 1, 2005.

I have enjoyed my service on the Board and Committees of General Growth Properties, Inc. It has been my distinct privilege to work with this fine Board and GGP’s extremely talented management team. I wish you all the best in guiding GGP to yet another plateau of excellence.

Frank S. Ptak
/s/ Frank S. Ptak